                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                               WEB STREET, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------


SEC 1913 (12/93)

                                    [LOGO]

510 Lake Cook Road
Deerfield, Illinois 60015

                                April 11, 2000

Dear Stockholder:

   On behalf of the Board of Directors, I cordially invite you to attend the 2000 Annual Meeting of Stockholders of Web Street, Inc. to be held at LaSalle Bank N.A., 43rd Floor, 135 South LaSalle Street, Chicago, Illinois, on Tuesday, May 9, 2000 at 9:00 a.m., Chicago time. The formal notice of the Annual Meeting appears on the following page.

   The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Immediately after the Annual Meeting, stockholders will be able to view a presentation by the Company and have the opportunity to ask questions.

   Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

   We look forward to seeing you on May 9, 2000 and urge you to return your proxy card as soon as possible.

                                        Sincerely,
                           [JOSEPH J. FOX SIGNATURE]
                                        JOSEPH J. FOX
                                        Co-Chairman of the Board of Directors
                                         and Chief Executive Officer

                                    [LOGO]

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 2000

                               ----------------

To the Stockholders of
Web Street, Inc.:

   The Annual Meeting of Stockholders of Web Street, Inc. will be held at 9:00 a.m., Chicago time, on Tuesday, May 9, 2000, at LaSalle Bank N.A., 43rd Floor, 135 South LaSalle Street, Chicago, Illinois, for the following purposes:

  (1) To elect two Class I directors to our Board of Directors;

  (2) To ratify the appointment by the Board of Directors of Arthur Andersen LLP as the independent auditors of our financial statements for the year ending December 31, 2000; and

  (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

These business items are more fully described in the accompanying proxy statement.

   The Board of Directors has fixed the close of business on March 14, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                          By order of the Board of Directors,

                                          Stuart A. Cohn
                                          Secretary

Deerfield, Illinois
April 11, 2000

   You are urged to attend the meeting in person or by proxy. Whether or not you expect to be present at the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage paid envelope furnished for that purpose.

                               Web Street, Inc.
                              510 Lake Cook Road
                           Deerfield, Illinois 60015
                                (847) 444-4700

                               ----------------

                                PROXY STATEMENT

                               ----------------

   The accompanying proxy is solicited by our Board of Directors, for use at our annual meeting of stockholders to be held at 9:00 a.m., Chicago time, Tuesday, May 9, 2000, at LaSalle Bank N.A., 43rd Floor, 135 South LaSalle Street, Chicago, Illinois, and any adjournments of the annual meeting. This proxy statement and accompanying form of proxy are first being mailed to stockholders on or about April 11, 2000.

   Record Date and Outstanding Shares--Our Board of Directors fixed the close of business on March 14, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournments of the annual meeting. As of the record date, we had outstanding 25,684,777 shares of common stock. Each outstanding share of common stock is entitled to one vote on all matters to come before the annual meeting.

   Voting of Proxies--We selected Joseph J. Fox, Joseph A. Barr and Stuart A. Cohn, the persons named on the proxy card accompanying this proxy statement, to serve as proxies. Each of Messrs. Fox, Barr and Cohn is an executive officer and Mr. Fox is Co-Chairman of our Board of Directors. The shares represented by each executed and returned proxy will be voted in accordance with the directions indicated on the proxy, or, if no direction is indicated, the proxy will vote the shares represented by the proxy in accordance with the recommendations of the Board of Directors contained in this proxy statement. You can revoke a proxy you have given at any time before the shares it represents are voted by giving our Secretary either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, you may change or revoke a previously executed proxy by voting in person at the annual meeting. However, your attendance at the annual meeting will not, by itself, revoke your proxy.

   Required Vote--The vote of a plurality of the shares of common stock voted in person or by proxy is required to elect the nominees for Class I directors. Stockholders will not be allowed to cumulate their votes in the election of directors. The affirmative vote of a majority of the shares of common stock present in person or by proxy is required to approve the appointment of Arthur Andersen LLP as the independent auditors of our financial statements for the year ending December 31, 2000.

   Quorum; Abstentions and Broker Non-Votes--The required quorum for transaction of business at the annual meeting will be a majority of the shares of common stock issued and outstanding as of the record date. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the meeting and will be taken into account in determining whether or not a quorum is present. Abstentions and broker non-votes, which occur when a broker does not have the discretionary authority to vote on a particular matter on the proxy card, will also be included in determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the vote for directors. We will consider abstentions present and entitled to vote with respect to the proposal to appoint our independent auditors, and they will have the same effect as votes "against" that proposal. We will not consider broker non-votes present and entitled to vote with respect to that proposal and, therefore, they will have no effect on the voting on that proposal.

   Annual Report to Stockholders--We are simultaneously furnishing to you with this proxy statement our Annual Report to Stockholders for the year ended December 31, 1999, containing financial and other information pertaining to us.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   Our Board of Directors currently consists of five directors. Article V of our Certificate of Incorporation provides that our Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the annual meeting, two directors of Class I will be elected for a term of three years expiring at our 2003 annual meeting of stockholders. Both of the nominees are presently serving as directors of the Company. See "Nominees" below.

   The three directors whose terms of office do not expire in 2000 will continue to serve after the annual meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See "Other Directors" below.

   If at the time of the annual meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for the substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created by the nominee who is unable or declines to serve to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director if elected.

                                   NOMINEES

   The table below presents the names of the nominees for the office of director, together with certain information concerning these nominees.

                                                                      Served as
      Name                      Age      Position With Company      Director Since
      ----                      --- ------------------------------- --------------
      D. Jonathan Rosenberg...  32  Executive Vice President, Chief      1999
                                    Operating Officer and Director

      Fredric J. Graber(1)(2).  56  Director                             1999

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

   D. Jonathan Rosenberg has been one of our directors since August 1999, one of our executive vice presidents since January 1999 and our chief operating officer since March 1999. Mr. Rosenberg served as our director of business development from March 1997 to March 1999. From August 1992 to March 1997, Mr. Rosenberg was a consultant with Tower Analytics and Investigative Research Consulting. Mr. Rosenberg also worked with Legal Econometrics, Inc., conducting statistical research for members of the Major League Baseball Players Association in their contract arbitration hearings. Mr. Rosenberg graduated from DePaul University in 1989 with a B.S. degree in economics.

   Fredric J. Graber has been one of our directors since August 1999. From 1992 to 1998, Mr. Graber was principal and general partner of Baker Nye Greenblat, an investment management partnership with capital in excess of $1 billion, where his responsibilities included trading, portfolio management and new business development. Mr. Graber was a partner of Lehman Brothers Inc. from 1968 to 1976. He graduated from Princeton University in 1964 with a B.A. degree in psychology.

   The Board of Directors recommends that stockholders vote FOR both of the nominees for election as Class I directors.

                                OTHER DIRECTORS

   The following persons will continue to serve as our directors after the annual meeting until their terms of office expire (as indicated below) or until their successors are duly elected and qualified.

                                                                   Served as     Term
      Name                      Age    Position With Company     Director Since Expires
      ----                      ---    ---------------------     -------------- -------
      Joseph J. Fox...........  32  Co-Chairman of the Board and      1996       2002
                                    Chief Executive Officer

      Avi Fox.................  35  Co-Chairman of the Board and      1996       2001
                                    President

      Robert F. Bernard(1)(2).  38  Director                          1999       2001

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

   Joseph J. Fox has been our chairman of the board since our inception in September 1996, sharing the chairman of the board position with Avi Fox since June 1999, and has been our chief executive officer since June 1999. Joseph Fox was our president from September 1996 to June 1999. From January 1994 to September 1996, Joseph Fox was president of Darwin Financial Group, a Chicago-based private investment banking firm which operated under the name of A.F. Joseph & Company.

   Avi Fox has been one of our directors since our inception in September 1996, sharing the chairman of the board position with Joseph Fox since June 1999, and has been our president since June 1999. Avi Fox was our chief executive officer from September 1996 to June 1999. From January 1994 to September 1996, Avi Fox was chief executive officer of Darwin. Avi Fox has been a licensed stockbroker since 1987. He graduated from the University of Illinois, Chicago, in 1986 with a B.A. degree in communications.

   Robert F. Bernard has been one of our directors since August 1999. In 1984, Mr. Bernard founded Whittman-Hart, Inc., a leading e-business service provider, serving as chairman of the board and chief executive officer since its inception. He was also president of Whittman-Hart until 1997. In March of 2000, Whittman-Hart merged with USWeb/CKS and created marchFIRST, Inc., the world's largest internet professional services firm. Mr. Bernard is chief executive officer of marchFIRST. He is also currently a director of divine interVentures, an internet holding company engaged in business-to-business e-commerce through a community of associated companies. In 1992 he was elected as the KPMG Illinois High Tech Entrepreneur of the Year, and in 1998 he was named the Ernst & Young Illinois and Northwest Indiana Service Entrepreneur of the Year.

   Director Compensation--Upon first being elected to the Board of Directors, each of our directors who is not one of our employees, officers or consultants is granted, under the Web Street, Inc. 1999 Stock Incentive Plan, stock options to purchase 20,000 shares of common stock at the fair market value of the common stock as of the date of issuance of the stock options, subject to vesting as described below. Three business days following the date of each annual meeting of the stockholders of the Company, each outside director who is re-elected or continues to serve as a director because his or her term has not expired is automatically granted stock options to purchase 5,000 shares of common stock pursuant to the stock incentive plan, subject to vesting as described below. However, no automatic grant is made to an outside director in the year he or she is first elected to the Board of Directors. The options granted to outside directors under the stock incentive plan upon joining the Board of Directors vest in four equal installments: on the date of grant and each of the first three anniversaries after that date, as long as the director continues to serve on the Board of Directors. Half of the options granted to outside directors at each annual meeting will become exercisable on the date of grant and the other half will become exercisable on the first anniversary of that date, if, as of that anniversary date, the director continues to serve on the Board of Directors. All options granted under the stock incentive plan to outside directors expire upon the earliest of: (1) ten years from the date of grant, (2) ninety days after termination of services for any reason other than death, disability or retirement on or after age 65, or (3) one year after termination due to death, disability or retirement on or after age 65.

   We also pay each of the outside directors an annual fee of $5,000. In addition, we pay each outside director $1,000 for each board meeting attended and $1,000 for each committee meeting attended. However, we pay only a $500 fee for a committee meeting held the same day as a board meeting. We reimburse all outside directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings.

   Meetings--During the year ended December 31, 1999, the Board of Directors held one formal meeting. Each of our current directors attended at least 75% of the aggregate number of board meetings held (during the period in which he was a director) and the total number of committee meetings on which he served that were held (during the period in which he was a member of the committees) during 1999.

   Committees of the Board of Directors--Before August 20, 1999, the Board of Directors had no committees and its only members were Joseph Fox and Avi Fox. In connection with our initial public offering, the Board of Directors established an Audit Committee and a Compensation Committee, each consisting entirely of outside directors. We do not have a standing nominating committee.

   The Audit Committee performs the following roles for us: (1) recommends the independent public accountants to the Board of Directors for engagement; (2) reviews the plan, scope and results of the accountants' annual audit; (3) reviews our internal controls, functions and financial management policies with the accountants; (4) reviews our insider trading policy; (5) reviews financial information before public disclosure or filing with the Securities and Exchange Commission; and (6) reports to the Board of Directors regarding these matters. The members of the Audit Committee are Robert F. Bernard and Fredric J. Graber. The Audit Committee held no formal meetings in 1999.

   The Compensation Committee performs the following roles for us: (1) establishes guidelines and standards relating to the determination of executive and key employee compensation; (2) reviews the Company's executive compensation policies and recommends to the Board of Directors compensation for the Company's executive officers and other employees; and (3) administers the 1999 Stock Incentive Plan, the 1998 Stock Option Plan, the 1999 Employee Stock Purchase Plan and other stock option agreements, determining the number of shares covered by, and the terms of, stock awards granted to our executive officers, other employees and consultants pursuant to, these plans and agreements. The members of the Compensation Committee are Robert F. Bernard and Fredric J. Graber. The Compensation Committee held no formal meetings in 1999.

                     EXECUTIVE OFFICERS AND KEY EMPLOYEES

   The table below identifies executive officers and key employees of the Company who are not identified in the tables under "Nominees" and "Other Directors."

                              Executive Officers

Name                                      Age              Position
----                                      ---              --------
Joseph A. Barr........................... 38  Executive Vice President, Chief
                                              Financial Officer and Treasurer

Stuart A. Cohn........................... 47  Executive Vice President, General
                                              Counsel and Secretary

William J. Mania......................... 38  Executive Vice President and Chief
                                              Technology Officer

                              Other Key Employees

Name                                      Age              Position
----                                      ---              --------
John V. Hackett.......................... 34  Senior Vice President,
                                              Global Business Development

Ronald A. Molnar......................... 49  Senior Vice President,
                                              Clearing Operations

Robert W. Lemke.......................... 39  Senior Vice President,
                                              Human Resources

   Joseph A. Barr has been our chief financial officer since July 1998 and one of our executive vice presidents and our treasurer since February 1999. From July 1993 to July 1998, Mr. Barr was the director of internal audit and financial planning for Safety-Kleen Corp., an environmental and industrial service company listed on the New York Stock Exchange. Previously, Mr. Barr was an audit and financial consulting manager in the Chicago office of Arthur Andersen LLP, serving publicly-held, multinational clients. He graduated in 1983 from the University of Illinois at Urbana-Champaign with a B.S. degree in accountancy. Mr. Barr is a certified public accountant and is our Series 27 financial and operations principal.

   Stuart A. Cohn has been our general counsel since February 1998 and one of our executive vice presidents since January 1999. From February 1994 to February 1998, Mr. Cohn worked independently at the law offices of Stuart A. Cohn, Ltd., representing us as a private practitioner. From 1991 to 1994, Mr. Cohn was a partner with the Chicago law firm Schoenberg, Fisher & Newman, Ltd. Mr. Cohn graduated from the University of Chicago in 1975 and the University of Chicago Graduate School of Business in 1977. He graduated from the University of Chicago Law School in 1980. Mr. Cohn is a certified public accountant.

   William J. Mania has been our chief technology officer since June 1997 and one of our executive vice presidents since June 1999. From 1993 to 1997, Mr. Mania worked in Chicago as chief systems manager for ABN AMRO Bank, one of the world's largest banks. From 1990 to 1993, Mr. Mania worked at Hull Trading Company as manager of operations and system administration. Mr. Mania received a B.S. degree in computer science from Michigan Tech University and a master's degree in computer science from DePaul University.

   John V. Hackett has been our senior vice president, global business development since March 1999. He is responsible for developing new business opportunities, including international alliances and ventures, product and service enhancements and other strategic initiatives. From 1998 to March 1999, Mr. Hackett was vice president of corporate development for Aztec Technology Partners, where he was involved with corporate strategy and finance activities. From 1992 to 1998, Mr. Hackett worked at Motorola/ARDIS as manager of business development, where he was responsible for developing new products and services for wireless networks. From 1987 to 1992, he was a senior consultant with Andersen Consulting, providing technology strategy services to financial services clients. Mr. Hackett received an M.B.A. from the University of Chicago and B.S. degrees in mathematics and industrial management from Purdue University.

   Ronald A. Molnar has been our senior vice president, clearing operations since December 1999. During 1999, Mr. Molnar was operations manager for Peters Securities Company, LP, a broker/dealer for which he established a clearing and settlement system. From 1988 to 1998, Mr. Molnar was vice president of trading and operations for Concord Services L.L.C. (formerly The Feldman Investment Group, Inc.) where he managed over $800 million in assets. From 1984 to 1988, Mr. Molnar was vice president of operations at Rose & Company Investment Brokers, Inc., where, in addition to overseeing all operational functions, he directed and implemented a new tax reporting system. Mr. Molnar received a degree in management from the University of Illinois--Chicago.

   Robert W. Lemke has been our senior vice president, human resources since January 2000. In this capacity, he is responsible for development and implementation of the firm's human resources strategy and administrative infrastructure. From 1991 to 1999, Mr. Lemke was senior vice president of human resources for EVEREN Capital Corporation, where he was responsible for employee programs and related administrative services. From 1986 to 1991, Mr. Lemke served as a managing consultant at William M. Mercer, where he was responsible for developing and managing client human resource engagements. Mr. Lemke received advanced degrees in industrial and organizational psychology from Illinois State University and has regularly served as a company representative to industry and professional associations.

   Joseph Fox and Avi Fox are brothers. None of the other executive officers or directors is related to any other executive officer.

   Section 16(a) Beneficial Ownership Reporting Compliance--Section 16 of the Securities Exchange Act of 1934 requires our officers (as defined under Section 16) and directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of the forms we have received and on written representations from reporting persons that no such forms were required for them, we believe that, during 1999, all Section 16 filing requirements applicable to our officers, directors and 10% beneficial owners were complied with by these persons.

                            EXECUTIVE COMPENSATION

   The following table provides information concerning all compensation paid and awarded to (1) our chief executive officer and (2) our four other most highly compensated (based upon combined salary and bonus) executive officers whose total salary and bonus exceeded $100,000 during 1999 (collectively, with our chief executive officer, the "Named Officers") for services rendered in all capacities to us for the years ended December 31, 1999 and 1998.

                          Summary Compensation Table

                                                       Annual       Long-Term
                                                    Compensation   Compensation
                                                   --------------- ------------
                                                                      Awards
                                                                   ------------
                                                                    Securities
                                                   Salary   Bonus   Underlying
      Name and Principal Position          Year      ($)     ($)   Options (#)
      ---------------------------          ----    ------- ------- ------------
      Joseph J. Fox......................  1999    243,365 180,300       --
       Co-Chairman and Chief Executive     1998    181,304  80,000       --
       Officer

      Avi Fox............................  1999    243,941 180,300       --
       Co-Chairman and President           1998    181,304  80,000       --

      Stuart A. Cohn.....................  1999    189,231  65,300       --
       Executive Vice President, General   1998(1) 115,865  20,000   356,250
       Counsel and Secretary

      Joseph A. Barr.....................  1999    169,232  65,300       --
       Executive Vice President, Chief     1998(2)  48,884  10,000   225,000
       Financial Officer and Treasurer

      William J. Mania...................  1999    156,827  65,300       --
       Executive Vice President and Chief  1998    115,406  15,000   241,875
       Technology Officer

--------
(1) Mr. Cohn began working for us in February 1998 and, therefore, his 1998 compensation was for a partial year.
(2) Mr. Barr began working for us in July 1998 and, therefore, his 1998 compensation was for a partial year.

   Option Grants in 1999--No stock options or stock appreciation rights were granted to the Named Officers during 1999.

   Aggregated Option Exercises in 1999 and Year-End 1999 Option Values--The following table provides information regarding each of the Named Officer's option exercises in 1999 and unexercised options at December 31, 1999. None of our Named Officers hold stock appreciation rights.

                          Year-End 1999 Option Values

                                                Number of Securities
                                                     Underlying           Value of Unexercised
                           Shares                Unexercised Options      In-The-Money Options
                          Acquired    Value     at Year-End 1999 (#)    at Year-End 1999 ($) (1)
                         on Exercise Realized ------------------------- -------------------------
Name                         (#)       ($)    Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Joseph J. Fox...........      --          --        --           --            --           --

Avi Fox.................      --          --        --           --            --           --

Stuart A. Cohn..........   40,000    $437,880   103,751      212,501    $1,278,420   $2,026,387

William J. Mania........      --          --     76,875      165,000       947,254    1,381,875

Joseph A. Barr..........      --          --     75,000      150,000       628,125    1,256,250

--------
(1) The value per option is calculated by subtracting the exercise price per option from the closing price of the common stock on the Nasdaq National Market on December 31, 1999, which was $12.375.

   Employment Agreements--Effective October 1999, we entered into employment agreements with each of the Named Officers. Each of the employment agreements has a three year term which, at the end of each year of the term, is automatically extended by one year, unless we notify the employee in that year that his employment agreement will not be extended. If we give an employee this notice, his employment will terminate at the end of the then-current term.

   The employment agreements provide for payment of the following initial annual base salaries: $250,000 for Joseph Fox, with a $100,000 guaranteed bonus in the first year paid in quarterly installments of $25,000 each; $250,000 for Avi Fox, with a $100,000 guaranteed bonus in the first year paid in quarterly installments of $25,000 each; $200,000 for Stuart Cohn; $200,000 for Joseph Barr; and $175,000 for William Mania. The annual salaries are reviewed each year by the Compensation Committee, but cannot be decreased from the amount in effect in the previous year. The Compensation Committee in January 2000 raised Mr. Mania's initial annual base salary to $200,000. The employment agreements also give each employee the right to be eligible for annual bonuses determined by the Compensation Committee and to participate in the 1999 Stock Incentive Plan and other employee benefit programs. The employment agreements impose on each employee post-termination non-competition, non-solicitation and confidentiality obligations.

   The employment agreements provide for payments and benefits upon termination of employment in addition to those previously accrued. If the employee's employment terminates due to death or disability, the employee will receive, instead of a bonus for that year, an amount equal to the average annual bonus paid to him in the three previous years, prorated to reflect the part of the year completed before termination. Also, in case of disability, the employee will continue to participate in our employee benefit plans until age 65.

   If we terminate the employee's employment other than for cause, including after a change in control, or if the employee terminates employment for good reason, the employee will receive a lump sum cash payment equal to (1) the sum of his then-current annual salary plus an amount equal to the average bonus paid to him for the three previous years multiplied by (2) 2.5, in the case of each of Messrs. Fox and 1.25, or 1.75 if there has been a change in control, in the case of each of Messrs. Cohn, Barr and Mania. Also, instead of a bonus for that year, the employee will receive a cash payment equal to his average annual bonus for the previous three years, which, unless the termination occurs within the period beginning 60 days before a change in control and ending two years after a change in control, will be prorated to reflect the part of the year completed before termination. He will also receive continued health, medical and life insurance coverage for one year and, if payments under the employment agreement are subject to the golden parachute excise tax, an additional gross-up amount so that his after-tax benefits are the same as if no excise tax had applied. In this event, we also agree to use our reasonable best efforts to register the offer and sale of shares of common stock that Joseph J. Fox or Avi Fox, as the case may be, beneficially owns.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   Before August 20, 1999, all executive officer compensation decisions were made by Joseph Fox and Avi Fox as the sole members our Board of Directors. The Compensation Committee currently consists of two outside directors who are not now, and never have been, officers of ours. The following report summarizes our executive compensation philosophy and discusses factors considered by the Compensation Committee when determining the compensation of our Chief Executive Officer and other executive officers for our 1999 fiscal year.

Executive Compensation Overview

   As we continue to develop, it is important that our employee and executive compensation programs be designed to attract, retain, motivate and appropriately reward individuals who are responsible for our short-term and long-term profitability, growth and return to stockholders. To support our long-term growth, it is also important that our executive compensation programs are structured in a manner that is flexible, allowing for recognition of individual, as well as our overall, performance. Finally, the Compensation Committee believes our various broad-based employee stock ownership programs are critical to fostering a culture that encourages long-term performance.

Elements of Executive Compensation

   Our executive compensation program consists of four elements: base salary, annual cash bonuses, long term incentives and benefits/perquisites.

 Base Salaries

   The base salaries of our executive officers, including our chief executive officer, Joseph J. Fox, for 1999 were set by Joseph J. Fox and Avi Fox, as the only members of our Board of Directors, after considering the executive's and our overall performance, relevant labor market adjustments and our financial condition. Effective October 1999, we have entered into employment agreements with our executive officers that fix their base salaries for 2000. The Compensation Committee approved these employment agreements and salaries. The Compensation Committee will review the base salaries of our executive officers annually, with any adjustments becoming effective January 1 of the applicable year.

 Cash Bonuses

   Discretionary cash bonuses for executive officers are designed to improve our annual operating performance by rewarding the achievement of progressively more challenging annual performance objectives. To determine the amount of any annual bonus the executive will be eligible to receive, the Compensation Committee considers (a) the nature of the executive's responsibilities, (b) the executive's performance objectives, and (c) performance achieved with respect to each performance objective. Based on its assessments of these factors, the Compensation Committee paid cash bonuses to the executive officers for 1999 based on their performance, including their efforts to expand our international operations, attract more customer accounts and guide us through the initial public offering process. For 1999, Joseph Fox's cash bonus was based on an amount provided for in his employment agreement plus an additional $155,300 for completion of these strategic objectives during the year.

 Long Term Incentives

   Subject to the general eligibility and vesting provisions of our 1999 Stock Incentive Plan, and the availability of shares of common stock reserved under the plan, each executive officer may receive a periodic award of options to purchase common stock, to more closely align management's interests with stockholders. These awards are based upon each executive's contribution to our strategic objectives, including: development of our management team; fostering long-term planning; development of domestic and international partnerships; identifying and participating in acquisition opportunities; conceiving and developing product and marketing initiatives; identifying and developing systems and technological enhancements and internal efficiencies; and bringing positive goodwill and repute to us in the business community and the community at large. No executive officer, including our chief executive officer, Joseph J. Fox, was granted any options under this plan in 1999. We decided not to grant any of our executive officers options in 1999 after considering the number of options that had previously been granted to our executive officers in prior years and the total number of shares available for option grants under our 1999 Stock Incentive Plan.


 Benefits/Perquisites

   The Compensation Committee reviews, from time to time, the appropriateness of providing certain benefits and perquisites to executive officers. Executives currently are eligible to participate in all group benefit programs, as well as our 401(k) Savings Plan.

   We have hired compensation consultants to help us evaluate appropriate executive officer compensation for future years. In addition to the factors described above, the Compensation Committee, when making compensation decisions, will also consider the total compensation paid to executives at our peer companies and at other companies with which we compete for executive talent.

Compliance with Section 162(m)

   The Compensation Committee currently intends for all compensation paid to the Named Officers to be tax deductible to us pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by us for Federal income tax purposes unless, in general, (1) the compensation is performance-based, established by a committee of outside directors and objective, and (2) the plan or agreement providing for such performance-based compensation has been approved in advance by stockholders. However in the future, the Compensation Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in its judgment, after considering the additional costs of not satisfying
Section 162(m), that program is appropriate.

                            COMPENSATION COMMITTEE
                           (Before August 20, 1999)
                                 Joseph J. Fox
                                    Avi Fox

                            (Since August 20, 1999)
                               Robert F. Bernard
                               Fredric J. Graber

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Before August 20, 1999, all of our executive officer compensation decisions were made by Joseph J. Fox and Avi Fox, as the Board of Directors.

   In January 1999, we redeemed 2,000,000 shares of our outstanding series C preferred stock for an aggregate redemption price of $400,000. In April 1999, we redeemed all of the 1,000,000 remaining shares of our outstanding series C preferred stock for an aggregate redemption price of $250,000. All the shares were held by Darwin Financial Group, of which Joseph Fox and Avi Fox are the principal stockholders, directors and executive officers.

   Under unsecured promissory notes dated March 16, 1999, we loaned each of Joseph J. Fox and Avi Fox $110,000 at an annual interest rate of 5%, to be repaid on or before March 16, 2001. As of December 31, 1999, the full principal amount of each of the notes was outstanding.

   In connection with the purchase of our common stock in our initial public offering, we held a receivable at December 31, 1999 for $110,000 from a limited liability company of which Robert F. Bernard, one of our directors, is manager and a member. This amount was paid in full by the limited liability company in March 2000.

                               PERFORMANCE GRAPH

   The following graph shows a comparison of cumulative total returns for us, the Nasdaq Market Composite Index and an index of peer companies selected by us during the period commencing on November 17, 1999, the date our common stock began trading, and ending on December 31, 1999. The comparison assumes $100 was invested on November 17, 1999 in our common stock, the Nasdaq Market Composite Index and the peer companies selected by us and assumes the reinvestment of any dividends. The performance graph begins on November 17, 1999, the date the common stock began trading. The closing price of our common stock on that date was $12.375.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS

                                    [GRAPH]

   The companies in the peer group, all of which are brokerage firms that offer on-line trading, are: The Charles Schwab Corp., TD Waterhouse Group, Inc., E*Trade Group, Inc., Ameritrade Holding Corp., DLJ Direct, Inc., WIT Capital Group, Inc., National Discount Brokers, JB Oxford Holdings, Inc. and A.B. Watley Group, Inc.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   See the discussion under "Compensation Committee Interlocks and Insider Participation" for a description of transactions and relationships involving us and our executive officers and directors since January 1, 1999.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

   The following table shows forth, as of March 31, 2000, information with respect to the beneficial ownership of the common stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of common stock, (2) each of our directors, (3) each of the Named Officers and
(4) all of our executive officers and directors as a group. Unless otherwise indicated below, the persons in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the Securities and Exchange Commission's rules.

                                         Number of Shares    Percent of Shares
      Name and Address                 Beneficially Owned(1) Beneficially Owned
      ----------------                 --------------------- ------------------
      Avi Fox.........................         5,228,410            20.3%
      Joseph J. Fox...................         5,228,410            20.3
      D. Jonathan Rosenberg...........        281,250(1)             1.1
      Stuart A. Cohn..................        243,752(2)               *
      William J. Mania................         76,975(3)               *
      Joseph A. Barr..................         75,000(4)               *
      Fredric J. Graber...............         12,500(5)               *
      Robert F. Bernard...............         15,000(6)               *
      Rodney R. Schoemann.............      2,241,668(7)             8.7
      Ambrosio & Sirois Venture
       Partners, LLC..................      1,959,583(8)             7.6
      All directors and executive
       officers as a group
       (8 persons)....................     11,161,297(9)            43.4

--------
   *Less than 1%.
(1) Includes 93,750 shares of common stock owned by Mr. Rosenberg's spouse and excludes 186,697 phantom stock units which will convert into an equal number of shares of common stock on January 2, 2001.
(2) Includes 166,252 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable by May 31, 2000.
(3) Includes 76,875 shares of common stock issuable upon exercise of options that are currently exercisable.
(4) Consists of shares of common stock issuable upon exercise of options that are currently exercisable.
(5) Includes 5,000 shares of common stock issuable upon exercise of options that are currently exercisable.
(6) Includes 5,000 shares of common stock issuable upon exercise of options that are currently exercisable. Also includes 10,000 shares of common stock held by a limited liability company of which Mr. Bernard is manager and a member. In such capacities, Mr. Bernard may be deemed to beneficially own these shares. Mr. Bernard disclaims beneficial ownership in these shares, except to the extent of his pecuniary interest therein.
(7) This number of shares is based on information reported in the Schedule 13G filed on March 14, 2000 by Rodney Schoemann with the Securities and Exchange Commission. Mr. Schoemann's address is 3904 Wheat Drive, Metairie, Louisiana 70002.
(8) This number of shares is based on information reported in two Schedule 13G's, each filed February 15, 2000, by Ambrosio & Sirois Venture Partners, Series VIII and Ambrosio & Sirois Venture Partners, Series V with the Securities and Exchange Commission. Consists of 1,333,333 shares of common stock held by Ambrosio & Sirois Venture Partners, Series V and 626,250 shares of common stock held by Ambrosio & Sirois Venture Partners, Series VIII. Ambrosio & Sirois Venture Partners, LLC is the general partner of each of these limited partnerships and in this capacity has investment and voting control over the shares of common stock held by each of these limited partnerships. The address of Ambrosio & Sirois Venture Partners, LLC is 300 Broadway, Suite 201, Lorain, Ohio 44052.
(9) Includes 335,627 shares of common stock issuable upon exercise of options that are currently exercisable. Excludes 186,697 phantom stock units that will convert into an equal number of shares of common stock on January 2, 2001.

                                  PROPOSAL 2

                    RATIFICATION OF APPOINTMENT OF AUDITORS

   Our Board of Directors, upon the recommendation of the Audit Committee, has appointed Arthur Andersen LLP, independent certified public accountants, as auditors of our financial statements for the year ending December 31, 2000. Arthur Andersen LLP has acted as our auditors since September 1998.

   The Board of Directors has determined to afford stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to you at the Annual meeting a proposal to ratify the Board of Directors' appointment of Arthur Andersen LLP. If a majority of the shares voted at the annual meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Arthur Andersen LLP, the Board of Directors will interpret that as an instruction to seek other auditors.

   It is expected that representatives of Arthur Andersen LLP will be present at the meeting and will be available to respond to questions. Representatives of Arthur Andersen LLP will be given an opportunity to make a statement if they desire to do so.

   The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Arthur Andersen LLP as the independent auditors of our financial statements for the year ending December 31, 2000.

                        MISCELLANEOUS AND OTHER MATTERS

   Solicitation--The cost of this proxy solicitation will be borne by us. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. Those banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by us for their reasonable out-of-pocket expenses of solicitation. We do not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

   Proposals of Stockholders--Our Secretary must receive proposals of stockholders intended to be considered at our 2001 annual meeting of stockholders on or before February 25, 2001. Our Secretary must receive proposals of stockholders to be considered for inclusion in our proxy statement and proxy for the 2001 annual meeting on or before December 12, 2000.

   Other Business--The Board of Directors is not aware of any other matters to be presented at the annual meeting other than those mentioned in this proxy statement and our notice of annual meeting of stockholders which is enclosed. If any other matters are properly brought before the annual meeting, however, the persons named in the proxies will vote the proxies as the Board of Directors directs.

   Additional Information--We will furnish, without charge, a copy of our Annual Report on Form 10-K for our year ended December 31, 1999, as filed with the SEC, upon the written request of any person who is a stockholder as of the record date, and will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee which shall not exceed our reasonable expenses in providing the exhibits. You should direct requests for these materials to Web Street, Inc., 510 Lake Cook Road, Deerfield, Illinois 60015, Attention:
Stuart A. Cohn.

                                          By order of the Board of Directors

                                          Stuart A. Cohn
                                          Secretary

Deerfield, Illinois
April 11, 2000

                        YOU ARE REQUESTED TO COMPLETE,
              DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                               WEB STREET, INC.
                              510 Lake Cook Road
                           Deerfield, Illinois 60015

                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder(s) hereby appoints Joseph J. Fox, Joseph A. Barr and Stuart A. Cohn and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Web Street, Inc. to be held at LaSalle Bank N.A., 43rd Floor, 135 South LaSalle Street, Chicago, Illinois, on Tuesday, May 9, 2000, at 9:00 a.m., Chicago time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

  THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

           (Continued, and to be signed and dated, on reverse side)
--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                               WEB STREET, INC.
                        PLEASE MARK VOTE IN OVAL IN THE
                     FOLLOWING MANNER USING DARK INK ONLY. [X]

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES
                   LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

1. Election of Class I Directors
   Nominees: D. Jonathan Rosenberg and Fredric J. Graber
   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below).

   -------------------------------------------------------

                        For       Withhold      For All
                        All         All         Except

                        [_]         [_]           [_]

2. Proposal to ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company's financial statements for the year ending December 31, 2000.

                         For      Against      Abstain

                         [_]        [_]          [_]

3. Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

             Dated:                                          , 2000
                   ------------------------------------------
Signature(s)
            -------------------------------------------------------------------

Signature (if held jointly)
                           ----------------------------------------------------
Please date this Proxy and sign it exactly as your name(s) appears hereon.
When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

               PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE,
     DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE